Exhibit 99.1
For Immediate Release

Contact:	Pat Reynolds	Greg Hudgison
	Investor Relations	External Communications Manager
	(706) 649-4973	(706) 644-0528
Synovus Announces Update on Credit Environment and 2007 Earnings
December 17, 2007, Columbus, GA — Synovus (NYSE: SNV), the Columbus, Georgia-based financial services company, today announced an updated credit outlook. Based upon continued deterioration in the housing sector, Synovus’ key credit indicators are expected to show continued negative pressure during the fourth quarter of 2007. The resulting required additional loan loss provision expense is expected to cause Synovus to report earnings below its previously issued guidance of approximately $1.83 per share, excluding TSYS spin-related costs.
“Based on information available to us at this point in the quarter, we believe that the fourth quarter will reflect a higher level of negative credit migration within our risk grades, a higher level of charge-offs than previously indicated and continued growth of non-performing assets,” stated Richard Anthony, Chairman and Chief Executive Officer of Synovus. “These factors are expected to increase Synovus’ provision for loan losses to a higher level in the fourth quarter than previously internally estimated; however, we believe it will approximate the provision expense for the third quarter based upon current information.” Anthony continued, “The majority of the increase in credit costs is related to the Atlanta housing portfolio and the West Florida markets including the Panhandle.”
About Synovus
Synovus (NYSE: “SNV”) is a financial services holding company with $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 37 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: “TSS”), one of the world’s largest companies for outsourced payment services. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences. Synovus has been named one of “The 100 Best Companies to Work For” in America by FORTUNE magazine, and has been recognized in its Hall of Fame for consecutive appearances on the list since its inception in 1998. See Synovus on the Web at www.synovus.com.
Forward-Looking and Cautionary Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the expected impact of the continued deterioration in the credit environment on Synovus and its earnings guidance, including statements regarding credit quality trends, and other statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.